Exhibit 99.1

Prospect Capital Reports June 2019 Annual and Quarterly Results and Declares Additional Monthly Distributions

NEW YORK - (GLOBE NEWSWIRE) - August 27, 2019 - Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our fiscal quarter and year ended June 30, 2019.

All amounts in $000’s except per share amounts (on weighted average basis for period numbers)	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2019	March 31, 2019	June 30, 2018

Net Investment Income (“NII”)	$69,627	$77,262	$79,480 36
Interest as % of Total Investment Income	92.2%	90.6%	91.8%

NII per Share	$0.19	$0.21	$0.22

Net Income	$38,886	$89,195	$114,304
Net Income per Share	$0.11	$0.24	$0.31

Distributions to Shareholders	$66,069	$66,024	$65,491
Distributions per Share	$0.18	$0.18	$0.18

NII / Distributions to Shareholders	105%	117%	122%

NAV per Share at Period End	$9.01	$9.08	$9.35

Net of Cash Debt to Equity Ratio	70.0%	69.1%	66.5%

For the June 2019 quarter, we earned net investment income (“NII”) of $69.6 million, or $0.19 per weighted average share, down $0.02 from the March 2019 quarter, and exceeding our current quarterly dividend rate of $0.18 per share by $0.01 per share. Our ratio of NII to distributions was 105% in the June 2019 quarter.

In the June 2019 quarter, our net of cash debt to equity ratio was 70.0%, up 0.9% from March 2019.

For the June 2019 quarter, our net income was $38.9 million, or $0.11 per weighted average share. The $0.13 decrease in net income for the June 2019 quarter is primarily due to realized and unrealized gains in our portfolio.

Our net asset value (“NAV”) per share decreased by $0.07 to $9.01 during the June 2019 quarter.

All amounts in $000’s except per share amounts (on weighted average basis for period numbers)	Year Ended June 30, 2019	Year Ended June 30, 2018

NII	$312,859	$286,850
NII per Share	$0.85	$0.79

Net Income (“NI”)	$144,487	$299,863
NI per Share	$0.39	$0.83

Distributions to Shareholders	$263,624	$277,224
Distributions per Share	$0.72	$0.77

For the year ended June 30, 2019, we earned NII of $312.9 million, or $0.85 per weighted average share, up $0.06 from the prior year. For the year ended June 30, 2019 we earned NI of $144.5 million, or $0.39 per weighted average share, down $0.44 from the prior year.

DISTRIBUTION DECLARATION

Prospect is declaring distributions as follows:

•	$0.06 per share for September 2019 to September 30, 2019 record holders with October 24, 2019 payment date;

•	$0.06 per share for October 2019 to October 31, 2019 record holders with November 20, 2019 payment date.

These distributions are Prospect’s 134th and 135th consecutive cash distributions to shareholders.
Based on the declarations above, Prospect’s closing stock price of $6.66 at August 26, 2019 delivers to shareholders a distribution yield of 10.8%.

Based on past distributions and our current share count for declared distributions, Prospect since inception through our October 2019 distribution will have distributed $17.52 per share to original shareholders, aggregating approximately $3 billion in cumulative distributions to all shareholders.

Prospect expects to declare November 2019, December 2019, and January 2020 distributions in November 2019.

PORTFOLIO AND INVESTMENT ACTIVITY

All amounts in $000’s except per unit amounts	As of	As of	As of
	June 30, 2019	March 31, 2019	June 30, 2018

Total Investments (at fair value)	$5,653,553	$5,700,673	$5,727,279
Number of Portfolio Companies	135	137	135
% Controlled Investments (at fair value)	43.8%	42.0%	42.0%

Secured First Lien	43.9%	44.6%	43.9%
Secured Second Lien	23.5%	23.5%	22.1%
Subordinated Structured Notes	15.1%	15.5%	16.7%
Rated Secured Structured Notes (1)	0.8%	0.8%	0.1%
Unsecured Debt	0.6%	0.5%	0.6%
Equity Investments	16.1%	15.1%	16.6%

Annualized Current Yield - All Investments	10.6%	10.4%	10.5%
Annualized Current Yield - Performing Interest Bearing Investments	13.1%	12.8%	13%

Top Industry Concentration(2)	14.6%	13.8%	14.2%

Energy Industry Concentration(2)	2.7%	3.0%	3.0%

Non-Accrual Loans as % of Total Assets (3)	2.9%	3.3%	2.5%

Weighted Average Portfolio Net Leverage(4)	4.67x	4.51x	4.60x
Weighted Average Portfolio EBITDA(4)	$60,669	$59,835	$55,384

(1)	Our Rated Secured Structured Notes are considered non-agented debt where applicable.

(2)	Excluding our underlying industry-diversified structured credit portfolio.

(3)	Calculated at fair value.

(4)	For additional disclosure see “Weighted Average Portfolio EBITDA and Net Leverage” at the end of this release.

During the June 2019 and March 2019 quarters, our investment origination and repayment activity was as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended
	June 30, 2019	March 31, 2019

Total Originations	$187,938	$35,711

Non-Agented Debt	79.3%	100.0%
Agented Sponsor Debt	19.0%	—
Corporate Yield Buyouts	1.7%	—

Total Repayments	$212,813	$195,055
Originations, Net of Repayments	$(24,875)	$(159,344)

We have invested in structured credit investments benefiting from individual standalone financings non-recourse to Prospect and with our risk limited in each case to our net investment amount. At June 30, 2019 and March 31, 2019, our subordinated structured note portfolio at fair value consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	June 30, 2019	March 31, 2019

Total Subordinated Structured Notes	$850,694	$881,128

# of Investments	43	43

TTM Average Cash Yield(1)(2)	16.0%	17.9%
Annualized Cash Yield(1)(2)	13.4%	15.2%
Annualized GAAP Yield on Fair Value(1)(2)	15.6%	15.8%
Annualized GAAP Yield on Amortized Cost(2)(3)	12.0%	12.7%

Cumulative Cash Distributions	$1,299,594	$1,271,206
% of Original Investment	84.8%	83.0%

# of Underlying Collateral Loans	1,792	1,808
Total Asset Base of Underlying Portfolio	$18,296,239	$18,426,692

Prospect TTM Default Rate	0.39%	0.29%
Broadly Syndicated Market TTM Default Rate	1.34%	0.93%
Prospect Default Rate Outperformance vs. Market	0.95%	0.64%

(1)	Calculation based on fair value.

(2)	Excludes deals being redeemed.

(3)	Calculation based on amortized cost.

To date, including called deals being liquidated, we have exited nine subordinated structured notes totaling $263.4 million with an expected pooled average realized IRR of 16.8% and cash on cash multiple of 1.49 times.

Since December 31, 2017 through today, 23 of our structured credit investments have completed multi-year extensions of their reinvestment periods (typically at reduced liability spreads). We believe further optionality upside exists in our structured credit portfolio through additional re-financings and reinvestment period extensions.

To date during the September 2019 quarter, we have completed new and follow-on investments as follows:

All amounts in $000’s	Quarter Ended
September 30, 2019

Total Originations	$33,319

Non-Agented Debt	74.2%
Agented Sponsor Debt	25.8%

Total Repayments	$168,508
Originations, Net of Repayments	$(135,189)

LIQUIDITY AND FINANCIAL RESULTS

All amounts in $000’s	As of June 30, 2019	As of March 31, 2019	As of June 30, 2018
Net of Cash Debt to Equity Ratio	70.0%	69.1%	66.5%
% of Assets at Floating Rates	87.4%	88.0%	89.7%
% of Liabilities at Fixed Rates	93.0%	95.9%	98.4%

Unencumbered Assets	$4,121,775	$4,152,393	$4,502,764
% of Total Assets	71.1%	71.0%	77.1%

We repaid the remaining $101.6 million of our January 2019 notes at maturity. The below table summarizes our June 2019 quarter issuance and repurchase activity, including at-the-market (“ATM”) follow-on issuance:

All amounts in $000’s	Principal	Rate	Maturity

Debt Issuances
2024 Notes ATM	$2,569	6.25%	June 2024
2028 Notes ATM	$1,885	6.25%	June 2028
Prospect Capital InterNotes®	$112,328	5.00% -6.25%	April 2024-June 2029
Repurchases
2020 Notes	$24,588	4.75%	April 2020
Prospect Capital InterNotes®	$156,423	4.25% - 5.50%	April 2020-December 2021

On August 1, 2018, we completed an extension of the revolving credit facility (the “Facility”) for Prospect Capital Funding, extending the term 5.7 years from such date and reducing the interest rate on drawn amounts to one-month Libor plus 2.20%.

$1.1325 billion of Facility commitments have closed to date with 30 institutional lenders (representing one of the largest and most diversified bank groups in our industry). An accordion feature allows the Facility, at Prospect's discretion, to accept up to $1.5 billion of commitments. The Facility matures March 27, 2024. The Facility includes a revolving period that extends through March 27, 2022, followed by an additional two-year amortization period, with distributions allowed to Prospect after the completion of the revolving period.

On June 28, 2019, we commenced a tender offer to purchase $224.1 million of our 2020 Notes. As of the expiration of the tender offer, $32.9 million, representing 14.7% of the outstanding notes, was validly tendered.

We currently have eight separate unsecured debt issuances aggregating $1.5 billion outstanding, not including our program notes, with laddered maturities extending to June 2029. At June 30, 2019, $707.7 million of program notes were outstanding with laddered maturities through October 2043.

EARNINGS CONFERENCE CALL

Prospect will host an earnings call on Wednesday, August 28, 2019 at 11:00 am. Eastern Time. Dial 888-338-7333. For a replay prior to September 28, 2019 visit www.prospectstreet.com or call 877-344-7529 with passcode 10134604.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	June 30, 2019	June 30, 2018

Assets
Investments at fair value:
Control investments (amortized cost of $2,385,806 and $2,300,526, respectively)	$2,475,924	$2,404,326
Affiliate investments (amortized cost of $177,616 and $55,637, respectively)	76,682	58,436
Non-control/non-affiliate investments (amortized cost of $3,368,880 and $3,475,295, respectively)	3,100,947	3,264,517
Total investments at fair value (amortized cost of $5,932,302 and $5,831,458, respectively)	5,653,553	5,727,279
Cash	107,098	83,758
Receivables for:
Interest, net	26,504	19,783
Other	3,326	1,867
Due from broker	—	3,029
Prepaid expenses	1,053	984
Due from Affiliate	—	88
Deferred financing costs on Revolving Credit Facility	8,529	2,032
Total Assets	5,800,063	5,838,820

Liabilities
Revolving Credit Facility	167,000	37,000
Convertible Notes (less unamortized discount and debt issuance costs of $13,867 and $13,074, respectively)	739,997	809,073
Prospect Capital InterNotes® (less unamortized debt issuance costs of $12,349 and $11,998, respectively)	695,350	748,926
Public Notes (less unamortized discount and debt issuance costs of $13,826 and $11,007, respectively)	780,548	716,810
Due to Prospect Capital Management	46,525	49,045
Interest payable	34,104	33,741
Dividends payable	22,028	21,865
Due to broker	—	6,159
Accrued expenses	5,414	5,426
Due to Prospect Administration	1,885	2,212
Other liabilities	937	1,516
Total Liabilities	2,493,788	2,431,773
Commitments and Contingencies
Net Assets	$3,306,275	$3,407,047

Components of Net Assets
Common stock, par value $0.001 per share (1,000,000,000 common shares authorized; 367,131,025 and 364,409,938 issued and outstanding, respectively)	$367	$364
Paid-in capital in excess of par	4,039,872	4,021,541
Total distributable earnings (loss)	(733,964)	(614,858)
Net Assets	$3,306,275	$3,407,047
Net Asset Value Per Share	$9.01	$9.35

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended June 30,			Year Ended June 30,
	2019		2018	2019	2018
Investment Income
Interest income:
Control investments	$50,006		$57,527	$211,212	$195,487
Affiliate investments	312		234	943	553
Non-control/non-affiliate investments	66,963	67,244,000	67,244	271,907	285,473
Structured credit securities	34,323		34,678	140,054	125,499
Total interest income	151,604		159,683	624,116	607,012
Dividend income:
Control investments	2,850		5,639	34,127	11,279
Affiliate investments	—		—	659	—
Non-control/non-affiliate investments	462		250	1,243	1,767
Total dividend income	3,312		5,889	36,029	13,046
Other income:
Control investments	6,680		2,765	36,011	15,080
Non-control/non-affiliate investments	2,757		5,694	7,611	22,707
Total other income	9,437		8,459	43,622	37,787
Total Investment Income	164,353		174,031	703,767	657,845
Operating Expenses
Base management fee	29,149		29,056	121,833	118,046
Income incentive fee	17,407		19,870	78,215	71,713
Interest and credit facility expenses	39,721		37,178	157,231	155,039
Allocation of overhead from Prospect Administration	3,746		4,132	14,837	10,031
Audit, compliance and tax related fees	1,552		1,455	5,014	5,539
Directors’ fees	116		237	457	450
Other general and administrative expenses	3,035		2,623	13,321	10,177
Total Operating Expenses	94,726		94,551	390,908	370,995
Net Investment Income	69,627		79,480	312,859	286,850
Net Realized and Net Change in Unrealized Gains (Losses) from Investments
Net realized gains (losses)
Control investments	—		1	14,309	13
Affiliate investments	—		—	—	(13,351)
Non-control/non-affiliate investments	1,167		(11)	375	(5,126)
Net realized gains (losses)	1,167		(10)	14,684	(18,464)
Net change in unrealized (losses) gains
Control investments	27,234		(25,487)	5,105	55,670
Affiliate investments	(11,699)		5,994	(35,449)	25,671
Non-control/non-affiliate investments	(45,887)		60,475	(144,225)	(42,270)
Net change in unrealized (losses) gains	(30,352)		40,982	(174,569)	39,071
Net Realized and Net Change in Unrealized (Losses) Gains from Investments	(29,185)		40,972	(159,885)	20,607
Net realized losses on extinguishment of debt	(1,556)		(6,148)	(8,487)	(7,594)
Net Increase in Net Assets Resulting from Operations	$38,886		$114,304	$144,487	$299,863
Net increase in net assets resulting from operations per share	$0.11		$0.31	$0.39	$0.83
Dividends declared per share	$(0.18)		$(0.18)	$(0.72)	$(0.77)

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER SHARE
(in actual dollars)

	Three Months Ended June 30,		Year Ended June 30,
	2019	2018	2019	2018
Per Share Data
Net asset value at beginning of period	$9.08	$9.23	$9.35	$9.32
Net investment income(1)	0.19	0.22	0.85	0.79
Net realized and change in unrealized (losses) gains (1)	(0.08)	0.09	(0.46)	(0.04)
Distributions of net investment income	(0.18)	(0.18)	(0.72)	(0.77)
Common stock transactions(2)(3)	—	(0.01)	(0.01)	(0.03)
Net asset value at end of period	$9.01	$9.35	$9.01	$9.35

(1)	Per share data amount is based on the weighted average number of common shares outstanding for the period presented (except for dividends to shareholders which is based on actual rate per share).

(2)	Common stock transactions include the effect of issuances and repurchases of common stock, if any.

(3)	Amount is less than $0.01.

WEIGHTED AVERAGE PORTFOLIO EBITDA AND NET LEVERAGE

Weighted Average Portfolio Net Leverage (“Portfolio Net Leverage”) and Weighted Average Portfolio EBITDA (“Portfolio EBITDA”) provide clarity into the underlying capital structure of our portfolio debt investments and the likelihood that our overall portfolio will make interest payments and repay principal.

Portfolio Net Leverage reflects the net leverage of each of our portfolio company debt investments, weighted based on the current debt principal outstanding of such investments. The net leverage for each portfolio company is calculated based on our investment in the capital structure of such portfolio company, with a maximum limit of 10.0x adjusted EBITDA. This calculation excludes debt subordinate to our position within the capital structure because our exposure to interest payment and principal repayment risk is limited beyond that point. Additionally, structured credit residual interests and equity investments, for which principal repayment is not fixed, are also not included in the calculation. The calculation does not exceed 10.0x adjusted EBITDA for any individual investment because 10.0x captures the highest level of risk to us. Portfolio Net Leverage provides us with some guidance as to our exposure to the interest payment and principal repayment risk of our overall debt portfolio. We monitor our Portfolio Net Leverage on a quarterly basis.

Portfolio EBITDA is used by Prospect to supplement Portfolio Net Leverage and generally indicates a portfolio company’s ability to make interest payments and repay principal. Portfolio EBITDA is calculated using the weighted average dollar amount EBITDA of each of our portfolio company debt investments. The calculation provides us with insight into profitability and scale of the portfolio companies within our overall debt investments.

These calculations include addbacks that are typically negotiated and documented in the applicable investment documents, including but not limited to transaction costs, share-based compensation, management fees, foreign currency translation adjustments and other nonrecurring transaction expenses.

Together, Portfolio Net Leverage and Portfolio EBITDA assist us in assessing the likelihood that we will timely receive interest and principal payments. However, these calculations are not meant to substitute for an analysis of our underlying portfolio company debt investments, but to supplement such analysis.

ABOUT PROSPECT CAPITAL CORPORATION

Prospect Capital Corporation (www.prospectstreet.com) is a business development company that focuses on lending to and investing in private businesses. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.

We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made. We undertake no obligation to update any such statement now or in the future.

For additional information, contact:

Grier Eliasek, President and Chief Operating Officer
grier@prospectstreet.com
Telephone (212) 448-0702